Power of Attorney

I, Carol McCormick, 710 Medtronic Parkway, Minneapolis, MN 55432-5604 do hereby appoint each of:

Terrance L. Carlson, Senior Vice President, General Counsel, and Corporate Secretary, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

Gary A. Nelson, Vice President, Risk Mgmt, & Legal Administrative Services, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

Neil P. Ayotte, Vice President, Senior Legal Counsel and Assistant Secretary, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

James N. Spolar, Legal Counsel, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

As attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 23rd day of April, 2007.

/s/ Carol McCormick
Carol McCormick

Specimen Signature of Attorney(s)-in-Fact

/s/ Terrance L. Carlson
Terrance L. Carlson

/s/ Gary A. Nelson
Gary A. Nelson

/s/ Neil P. Ayotte
Neil P. Ayotte

/s/ James N. Spolar
James N. Spolar

STATE OF MINNESOTA    )
                      )SS
COUNTY OF ANOKA       )

The foregoing instument was acknowledged before me this 23rd day of April, 2007.

/s/ Lorna Johnson
Notary Public